DAVIS, SITA & COMPANY, P.A.


         We consent to the inclusion in the Annual Report on amended Form 10-KSB of View Systems, Inc. of our report dated June 2, 2000 on the financial statements of Eastern Tech Manufacturing Corporation for the years ended June 30, 1998 and 1997.



June 19, 2001
Greenbelt, Maryland

                                        DAVIS, SITA & COMPANY, P.A.



                                        /s/ Davis, Sita & Company, P.A.
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